Exhibit 4.1

DRONEDEK CORPORATION
2023 EQUITY INCENTIVE PLAN

ARTICLE I
PURPOSE

The purpose of this DRONEDEK Corporation 2023 Equity Incentive Plan (the “Plan”) is to benefit the shareholders of DRONEDEK Corporation, a Delaware corporation (the “Company”), by assisting the Company and its Affiliates to attract, retain and provide incentives to key management employees and non-employee directors of, and non-employee consultants to, the Company and its Affiliates, and to align the interests of such employees, non-employee directors and non-employee consultants with those of the Company’s shareholders. Accordingly, the Plan provides for the granting of Distribution Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Tandem Stock Appreciation Rights, Unrestricted Stock Awards or any combination of the foregoing, as may be best suited to the circumstances of the particular employee, director or consultant as provided herein.

ARTICLE II
DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

“Affiliate” shall mean any corporation or other entity that, directly or indirectly, is in control of, is controlled by, or is under common control with, the Company.

“Award” shall mean any right granted under the Plan, including any Distribution Equivalent Right, Option, Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Unrestricted Stock Award.

“Award Agreement” shall mean a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, unless the applicable Award Agreement provides otherwise:

(a) With respect to an Employee or Consultant, (i) if the Employee or Consultant is a party to an employment or service agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition contained therein, or (ii) if no such agreement exists, or if such agreement does not define Cause: (A) failure to perform such duties as are reasonably requested by the Board, (B) material breach of any agreement with the Company or an Affiliate, or a material violation of the Company’s or an Affiliate’s code of conduct or other written policy, (C) commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (D) use of illegal drugs or abuse of alcohol that materially impairs the Participant’s ability to perform his or her duties to the Company or an Affiliate, or (E) gross negligence or willful misconduct with respect to the Company or an Affiliate.

(b) With respect to any Director, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office, (ii) gross misconduct or neglect, (iii) false or fraudulent misrepresentation inducing the Director’s appointment, (iv) willful conversion of corporate funds, or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant’s termination of employment or service is for Cause.

“Change in Control” shall mean, unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in the Award Agreement:

(a) One Person (or more than one Person acting as a group) acquires ownership of stock of the Company that, together with the stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s stock and acquires additional stock;

(b) One Person (or more than one Person acting as a group) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of the Company;

(c) A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of appointment or election; or

(d) One Person (or more than one Person acting as a group), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

Notwithstanding the foregoing, a Change in Control shall not include a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company or any transaction that the Board determines is not a Change in Control for purposes of the Plan. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulation under such section.

“Committee” shall mean a committee of Directors designated by the Board to administer the Plan or, if no such committee is appointed, the Board.

“Common Stock” shall mean the common stock, par value $0.00005 per share, of the Company.

“Company” shall mean DRONEDEK Corporation, a Delaware corporation, and any successor thereto.

“Consultant” shall mean any individual non-Employee advisor to the Company or an Affiliate who has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

“Detrimental Activity” shall mean any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its Affiliates for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company or its Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; or (v) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Affiliates, as determined by the Committee in its sole discretion.

“Director” shall mean a member of the Board.

“Disability” shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.

“Effective Date” shall have the meaning set forth in Article III.

“Employee” shall mean any individual, including an officer, who is employed by the Company or an Affiliate; provided, however, that for purposes of determining eligibility to receive an Incentive Stock Option, an Employee shall mean an employee of the Company or a “parent corporation” or “subsidiary corporation,” each within the meaning of Section 424(f) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any regulation under such section.

“Exercise Price” shall mean the price at which one share of Common Stock may be purchased upon the exercise of an Option.

“Fair Market Value” shall mean, as determined consistent with the applicable requirements of Section 409A or 422 of the Code, as of any specified date, the closing sales price per share of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date) as reported in The Wall Street Journal or a comparable reporting service. If the Common Stock is not listed on a national securities exchange, but is quoted on the OTC Markets OTC Link, the Fair Market Value of the Common Stock shall be the mean of the bid and asked prices per share of Common Stock for such date. If the Common Stock is not quoted or listed as set forth above, Fair Market Value shall be determined by the Committee in good faith by any fair and reasonable means (which means, with respect to a particular Award grant, may be set forth with greater specificity in the applicable Award Agreement) taking into consideration all factors which it deems appropriate, including, without limitation, Sections 409A or 422 of the Code. The Fair Market Value of property other than Common Stock shall be determined by the Committee in good faith by any fair and reasonable means taking into consideration all factors which it deems appropriate, including, without limitation, Sections 409A or 422 of the Code.

“Family Member” shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee of the Participant), a trust in which such persons have more than 50% of the beneficial interest, a foundation in which such persons (or the Participant) control the management of assets and any other entity in which such persons (or the Participant) own more than 50% of the voting interests; provided that, unless otherwise determined by the Committee, no person shall be a Family Member unless (i) the Committee has been furnished with written notice of the proposed transfer to the Family Member and a copy of any evidence the Committee deems necessary to establish the validity of the transfer, (ii) the Family Member acknowledges and accepts in writing the terms and conditions of the Plan and the applicable Award Agreement, and (iii) if applicable, the Family Member executes, and becomes a party to, any agreement required by the Committee pursuant to Section 16.2 or Section 16.3.

“Good Reason” shall mean, unless the applicable Award Agreement provides otherwise:

(a) If an Employee or Consultant is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or

(b) If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within 90 days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity (other than a general reduction in base salary or bonus opportunity, as the case may be, that affects all similarly situated Participants in substantially the same proportions); or (iii) a geographic relocation of the Participant’s principal place of employment or service by more than 50 miles.

“Grant Date” shall mean the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Incentive Stock Option” shall mean an Option which is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” shall mean an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Option” shall mean an Award of a right to purchase shares of Common Stock, granted under Article VII, which includes both an Incentive Stock Option and a Non-Qualified Stock Option.

“Participant” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, to the extent applicable.

“Performance Goals” shall mean, for a Performance Period, one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Unit Award.

“Performance Unit” shall mean a Unit awarded to a Participant pursuant to a Performance Unit Award.

“Performance Unit Award” shall mean an Award of Units under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) performance goals and/or objectives, a cash payment shall be made to the Participant, based on the number of Units awarded to the Participant, granted under Article XI.

“Person” shall mean any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

“Plan” shall mean this DRONEDEK Corporation 2023 Equity Incentive Plan, as amended from time to time.

“Restricted Stock Award” shall mean an Award of shares of Common Stock, the transferability of which by the Participant shall be subject to Restrictions, granted under Article VIII.

“Restricted Stock Unit Award” shall mean an Award of Units under which, upon the satisfaction of predetermined individual service-related vesting requirements, a payment in cash or shares of Common Stock shall be made to the Participant, based on the number of Units awarded to the Participant granted under Article X.

“Restriction Period” shall mean the period of time for which Common Stock subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Award Agreement.

“Restrictions” shall mean forfeiture, transfer and/or other restrictions applicable to Common Stock awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in an Award Agreement.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

“Securities Act” shall mean the Securities Act of 1933, as amended. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any regulation under such section.

“Stock Appreciation Right” or “SAR” shall mean an Award of a right, granted alone or in connection with a related Option, to receive a payment on the date of exercise, granted under Article XIII.

“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of which shall result in termination of the otherwise entitlement to purchase some or all of the Common Stock under the related Option, all as set forth in Section 13.2.

“Ten Percent Shareholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any “parent corporation” or “subsidiary corporation” thereof (each as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

“Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in the Award Agreement for each Performance Unit Award, or represents one (1) share of Common Stock for purposes of each Restricted Stock Unit Award.

“Unrestricted Stock Award” shall mean an Award of shares of Common Stock which is not subject to Restrictions, granted under Article IX.

ARTICLE III
EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the date on which the Plan is adopted by the Board (the “Effective Date”). If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Non-Qualified Stock Options.

ARTICLE IV
ADMINISTRATION

Section 4.1. Authority of the Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the provisions of the Plan, the Committee’s charter, and applicable law, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority to:

(a) construe and interpret the Plan and apply its provisions;

(b) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d) delegate its authority to one or more officers of the Company;

(e) determine when Awards are to be granted under the Plan and the applicable Grant Date;

(f) from time to time select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(g) determine the number of shares of Common Stock to be made subject to each Award;

(h) determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock Option;

(i) prescribe the terms and conditions of each Award, including, without limitation, the Exercise Price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(j) amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(k) determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(l) make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(m) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(n) exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Section 4.2. Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the award assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumed award shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. The Committee may also grant Awards under the Plan in settlement of or in substitution for outstanding awards or obligations to grant future awards in connection with the Company or an Affiliate acquiring another entity, an interest in another entity, or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

Section 4.3. Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

Section 4.4. Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

Section 4.5. Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Directors appointed to the Committee from time to time by the Board.

Section 4.6. Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

ARTICLE V
SHARES SUBJECT TO THE PLAN

Section 5.1. Shares Subject to the Plan. Subject to adjustment in accordance with Article XIV, a total of 6,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan, all of which may be granted as Incentive Stock Options. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards. Shares of Common Stock shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the Participant’s rights terminate, any shares of Common Stock subject to such Award shall again be available for the grant of a new Award. Notwithstanding anything to the contrary contained herein, shares of Common Stock subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (i) tendered in payment of the exercise price of an Option, or (ii) delivered to or withheld by the Company to satisfy any tax withholding obligation. If the Committee authorizes the assumption of awards pursuant to Section 4.2, the assumption will reduce the number of shares of Common Stock available for issuance under the Plan in the same manner as if the assumed awards had been granted under the Plan.

Section 5.2. Common Stock Offered. Shares of Common Stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.

Section 5.3. Limitations on Awards for Non-Employee Directors. Notwithstanding any provision to the contrary in the Plan, the aggregate Fair Market Value of equity-based Awards (such value computed as of the Grant Date in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee Director during any calendar year shall not exceed $[200,000].2

ARTICLE VI
ELIGIBILITY FOR AWARDS

The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of this Article VI. Awards made under the Plan may be granted solely to persons who, at the time of grant, are Employees, Directors or Consultants (or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended). An eligible person must be a natural person and may only be granted an Award in connection with the provision of services to the Company or an Affiliate not related to capital raising or promoting or maintaining a market for shares of Common Stock. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include a Non-Qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, any combination thereof or, solely for Employees, an Incentive Stock Option.

ARTICLE VII
OPTIONS

Section 7.1. Option Period. The term of each Option shall be as specified in the Award Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of 10 years from the Grant Date.

Section 7.2. Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Award Agreement.

2 Amount is included to provide a “meaningful limit” on awards to non-employee directors so that, under Delaware law, a shareholder challenge to director compensation would be judged under the “business judgment rule” rather than the more strict “entire fairness” standard. The $200,000 amount is arbitrary and is merely included as a placeholder and can be revised.

Section 7.3. Special Limitations on Incentive Share Options. To the extent that the aggregate Fair Market Value (determined as of the Grant Date of the respective Incentive Stock Option) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any “parent corporation” or “subsidiary corporation” thereof (both as defined in Section 424 of the Code) exceeds $100,000 (or such other individual limit as may be in effect under the Code on the Grant Date), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as a Non-Qualified Stock Option. Incentive Stock Options shall be granted to Employees only. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Participant, will not constitute Incentive Stock Options because of such limitation, and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Shareholder, unless (i) at the time such Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of a share of Common Stock subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five years from the Grant Date. No Incentive Stock Option shall be granted more than 10 years from the earlier of (x) the date on which the Plan is adopted by the Board, or (y) the date on which the Plan is approved by the Company’s shareholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Participant that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

Section 7.4. Award Agreements for Options. Each Option shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Award Agreement may provide for the payment of the Exercise Price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) that have been owned by the Participant for at least six months and having a Fair Market Value equal to such Exercise Price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Award Agreement shall specify the effect of termination of employment, Director status or Consultant status on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, an Award Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (i) establishing procedures whereby the Participant, by a properly executed written notice, directs (A) an immediate market sale or margin loan as to all or a part of the shares of Common Stock to which the Participant is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Participant of the Exercise Price, (B) the delivery of the shares of Common Stock from the Company directly to a brokerage firm, and (C) the delivery of the Exercise Price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (ii) reducing the number of shares of Common Stock to be issued upon exercise of the Option by the number of such shares having an aggregate Fair Market Value equal to the Exercise Price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Award Agreement may also include provisions relating to (x) subject to the provisions hereof, accelerated vesting of Options, including, but not limited to, upon the occurrence of a Change in Control, (y) tax matters (including provisions covering any applicable withholding requirements), and (z) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall, in its sole discretion, determine. The terms and conditions of the respective Award Agreements need not be identical.

Section 7.5. Exercise Price and Payment. The Exercise Price of an Option shall be determined by the Committee and shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date of such Option; provided, however, that such Exercise Price as determined by the Committee shall be subject to adjustment as provided in Article XIII. The Exercise Price or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Award Agreement, which manner, with the consent of the Committee, may include the withholding of shares of Common Stock otherwise issuable in connection with the exercise of the Option, as provided in Section 7.4(ii). To the extent that the Company issues certificates evidencing shares of Common Stock, separate certificates shall be issued for those shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option and for those shares of Common Stock acquired pursuant to the exercise of a Non-Qualified Stock Option.

Section 7.6. Shareholder Rights and Privileges. A Participant who holds an Option shall be entitled to all the privileges and rights of a shareholder of the Company solely with respect to such shares of Common Stock as have been purchased under the Option and for which the Company has recorded the Participant as the beneficial owner thereof on its books and records.

Section 7.7. Options in Substitution for Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock or stock options held by individuals employed by entities who become Employees as a result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate. Notwithstanding Section 7.5, the Committee may designate an Exercise Price below Fair Market Value on the Grant Date if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate, provided that such Exercise Price complies with the applicable requirements of Section 409A or 424 of the Code.

Section 7.8. Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of members of the Board, or (ii) as a result of any Change in Control or any adjustment as provided in Article XIII, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the Exercise Price under any outstanding Option or the Base Value under any outstanding Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

Section 7.9. Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately notify the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

ARTICLE VIII
RESTRICTED STOCK AWARDS

Section 8.1. Restriction Period. At the time a Restricted Stock Award is granted, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

Section 8.2. Other Terms and Conditions. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be recorded in the Company’s books and records in the name of the Participant of such Restricted Stock Award. If provided for under the Award Agreement for the Restricted Stock Award, the Participant shall have the right to vote shares of Common Stock subject thereto and to enjoy all other shareholder rights, including the entitlement to receive dividends on the shares of Common Stock during the Restriction Period, except that (i) the Participant shall not be entitled to delivery of a share certificate (if any) until the Restriction Period shall have expired, (ii) the Company shall retain custody of such share certificate (if any) during the Restriction Period (with a share power endorsed by the Participant in blank), (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement for the Restricted Stock Award shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Award, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall be set forth in an Award Agreement for the Restricted Stock Award made in conjunction with the Award. Such Award Agreement for the Restricted Stock Award may also include provisions relating to (x) subject to the provisions hereof, accelerated vesting of Awards, including, but not limited to, accelerated vesting upon the occurrence of a Change in Control, (y) tax matters (including provisions covering any applicable withholding requirements), and (z) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall, in its sole discretion, determine. The terms and conditions of the respective Award Agreements for Restricted Stock Awards need not be identical.

Section 8.3. Payment for Restricted Stock. The Committee shall determine the amount and form of payment (if any) from a Participant for shares of Common Stock received pursuant to a Restricted Stock Award; provided, however, that in the absence of such a determination, a Participant shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by applicable law.

Section 8.4. Award Agreements for Restricted Stock Awards. At the time any Award is granted under this Article VIII, the Company and the Participant shall enter into an Award Agreement setting forth each of the matters contemplated hereby and such other provisions as the Committee may determine to be appropriate.

ARTICLE IX
UNRESTRICTED STOCK AWARDS

Pursuant to the terms of the applicable Award Agreement for an Unrestricted Stock Award, a Participant may be awarded (or sold) shares of Common Stock which are not subject to Restrictions, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

ARTICLE X
RESTRICTED STOCK UNIT AWARDS

Section 10.1. Terms and Conditions. The Committee shall set forth in the applicable Award Agreement for a Restricted Stock Unit Award the individual service-based vesting requirement which the Participant would be required to satisfy before the Participant would become entitled to payment pursuant to Section 10.2 and the number of Units awarded to the Participant. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Award, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the applicable vesting period. The terms and conditions of the respective Award Agreements for Restricted Stock Unit Awards need not be identical.

Section 10.2. Payments. A Participant holding a Restricted Stock Unit Award shall be entitled to receive either a cash payment equal to the Fair Market Value of one share of Common Stock or one share of Common Stock, as determined in the sole discretion of the Committee and as set forth in the Award Agreement for the Restricted Stock Unit Award, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Participant satisfies the applicable vesting requirement.

Section 10.3. Dividend Equivalents. To the extent provided in an Award Agreement, a Participant holding a Restricted Stock Unit Award shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as provided by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable to the Participant upon the release of restrictions on such Restricted Stock Units, and if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

ARTICLE XI
PERFORMANCE UNIT AWARDS

Section 11.1. Terms and Conditions. The Committee shall set forth in the applicable Award Agreement for a Performance Unit Award the Performance Goals (and the Performance Period to which such Performance Goals shall apply) which the Participant and/or the Company would be required to satisfy before the Participant would become entitled to payment pursuant to Section 11.2, the number of Units awarded to the Participant and the dollar value assigned to each such Unit. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of termination of employment, Director status or Consultant status prior to expiration of the applicable Performance Period. The terms and conditions of the respective Award Agreements for Performance Unit Awards need not be identical.

Section 11.2. Payments. A Participant holding a Performance Unit Award shall be entitled to receive a cash payment equal to the dollar value or number of shares of Common Stock assigned to such Unit under the applicable Award Agreement for the Performance Unit Award if the Participant and/or the Company satisfy (or partially satisfy, if applicable under the applicable Award Agreement for the Performance Unit Award) the Performance Goals set forth in such Award Agreement for the Performance Unit Award.

ARTICLE XII
STOCK APPRECIATION RIGHTS

Section 12.1. Terms and Conditions. The Committee shall set forth in the applicable Award Agreement for a Stock Appreciation Right Award the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which for purposes of a Stock Appreciation Right which is not a Tandem Stock Appreciation Right, shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date of the Stock Appreciation Right (unless granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate), (ii) the number of shares of Common Stock subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of 10 years from the Grant Date, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of all or a portion of a Stock Appreciation Right, the Participant shall receive a payment from the Company, either in cash or in the form of shares of Common Stock having an equivalent Fair Market Value or in a combination of both, as determined, in the sole discretion of the Committee, equal to the product of:

(a) The excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise, over (ii) the Base Value, multiplied by;

(b) The number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

Section 12.2. Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a) The Base Value shall be equal to or greater than the Exercise Price under the related Option;

(b) The Tandem Stock Appreciation Right may be exercised for all or part of the shares of Common Stock which are subject to the related Option, but solely upon the surrender by the Participant of the Participant’s right to exercise the equivalent portion of the related Option (and when a share of Common Stock is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be cancelled);

(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than 100% of the difference between the Exercise Price under the related Option and the Fair Market Value of a share of Common Stock subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of shares of Common Stock with respect to which the Tandem Stock Appreciation Right is exercised; and

(e) The Tandem Stock Appreciation Right may be exercised only when the Fair Market Value of a share of Common Stock subject to the related Option exceeds the Exercise Price under the related Option.

ARTICLE XIII
RECAPITALIZATION OR REORGANIZATION

Section 13.1. Adjustments Upon Changes in Common Stock. In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the Exercise Price of Options, the Base Value of Stock Appreciation Rights, and the maximum number of shares of Common Stock subject to Awards stated in Section 5.1 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award. In the case of adjustments made pursuant to this Section 13.1, unless the Committee specifically determines that such adjustment is in the best interests of the Company or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 13.1 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-Qualified Stock Options, ensure that any adjustments under this Section 13.1 will not constitute a modification of such Non-Qualified Stock Options within the meaning of Section 409A of the Code.

Section 13.2. Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

Section 13.3. No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share of Common Stock, if applicable.

ARTICLE XIV

EFFECT OF A CHANGE IN CONTROL

Section 14.1. In the event of a Change in Control, the Committee may, but shall not be obligated to (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of any Award, (ii) cancel Awards and cause to be paid to the holders of vested Awards the value of such Awards, if any, as determined by the Committee, in its sole discretion, it being understood that in the case of any Option with an Exercise Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control or any Stock Appreciation Right with a Base Value that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right, as applicable, without the payment of consideration therefor, (iii) provide for the issuance of substitute Awards or the assumption or replacement of such Awards, or (iv) provide written notice to Participants that for a reasonable period prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all shares of Common Stock subject thereto and upon the occurrence of the Change in Control, any Awards not so exercised shall terminate and be of no further force and effect.

Section 14.2. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

ARTICLE XV
SECURITIES LAWS

Section 15.1. Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. Certificates (if any) representing shares of Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances.

Section 15.2. Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

Section 15.3. No Obligation to Register Common Stock. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, the Company is under no obligation to register offers or sales of shares of Common Stock under the Securities Act.

ARTICLE XVI
RESTRICTIONS ON TRANSFER/OTHER PROVISIONS

Section 16.1. General. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Participant except (i) by will or by the laws of descent and distribution, or (ii) except for an Incentive Stock Option, in the sole discretion of the Committee, by gift to any Family Member of the Participant. An Award may be exercisable during the lifetime of the Participant only by such Participant or by the Participant’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Participant, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Participant shall continue to be subject to the tax withholding obligations set forth in Section 18.5 and in the Award Agreement.

Section 16.2. Other Agreements. In connection with the grant, vesting and/or exercise of any Award under the Plan, the Committee may require a Participant to execute such other agreements that the Committee, in its discretion, may require as a condition of such grant, vesting and/or exercise. Such agreements may set forth certain restrictions on the transferability of the shares of Common Stock, including a right of first refusal of the Company with respect to such shares, the right of the Company to re-purchase shares of Common Stock after a Participant’s termination of employment, and drag-along rights of the Company and certain investors and such other terms as the Board or Committee shall from time to time establish.

Section 16.3. Lock-Up Agreement. In the event that the Company files a registration statement under the Securities Act with respect to an underwritten public offering of any shares of Common Stock, the Company (or a representative of the underwriters) may require that a Participant not sell or otherwise transfer or dispose of any shares of Common Stock during such period (not to exceed 180 days) following the effective date of the registration statement. The Company may impose stop-transfer instructions with respect to securities subject to these restrictions until the end of such period.

Section 16.4. Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein, the Committee may, in its sole discretion, cancel an Award if the Participant has engaged in or engages in any Detrimental Activity. In addition, (i) if the Participant has engaged in or engages in Detrimental Activity, the Participant will forfeit any gain realized on the vesting, exercise or settlement of any Award, and must repay the gain to the Company, and (ii) if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company, in each case as determined by the Committee in its sole discretion. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

ARTICLE XVII
AMENDMENT AND TERMINATION

Section 17.1. Amendment of the Plan. The Board may, at any time and from time to time, amend or modify the Plan. However, except as provided in Section 13.1 (relating to adjustments upon changes in Common Stock) and Section 17.2, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

Section 17.2. Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect that the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

Section 17.3. No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

Section 17.4. Amendment of Awards. The Committee may, at any time and from time to time, amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless the Participant consents in writing.

Section 17.5. Termination of Plan. The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVII, until the 10th anniversary of the earlier of the date on which it is adopted by the Board or the date on which it is approved by the shareholders of the Company (in either case, except as to Awards outstanding on such date). The Board, in its discretion, may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Participant with respect to any Award theretofore granted without the written consent of the Participant.

ARTICLE XVIII
MISCELLANEOUS

Section 18.1. No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

Section 18.2. No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of such Consultant’s consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

Section 18.3. Other Laws. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue shares of Common Stock in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of Section 409A of this Code.

Section 18.4. No Fractional Shares. No fractional shares of Common Stock shall be delivered or issued pursuant to the Plan, nor shall any cash in lieu of fractional shares of Common Stock be paid.

Section 18.5. Withholding Obligations. The Company shall have the right to deduct in cash (whether pursuant to payments made under the Plan or from compensation paid to the Participant by the Company or an Affiliate) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of shares of Common Stock under an Award by any of the following means (i) tendering a cash payment, (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of shares of Common Stock under the Award; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law, or (iii) delivering to the Company previously owned and unencumbered shares of Common Stock.

Section 18.6. No Restriction on Corporate Action. Nothing contained in the Plan or any Award Agreement shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

Section 18.7. Beneficiary Designations. The Committee may establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such written beneficiary designation or if the designated beneficiary predeceases the Participant, for purposes of the Plan, the Participant’s beneficiary shall be the Participant’s estate.

Section 18.8. Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

Section 18.9. Section 409A of the Code. The Plan and the Awards granted hereunder are intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan and Award Agreements shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan or any Award Agreement, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the “separation from service” (within the meaning of Section 409A of the Code) of a Participant who is a “specified employee” (within the meaning of Section 409A of the Code) shall instead be paid on the first payroll date after the six-month anniversary of such Participant’s separation from service (or such Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code, and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

Section 18.10. Other Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, directors and other service providers, in cash or property, in a manner which is not expressly authorized under the Plan.

Section 18.11. Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

Section 18.12. Governing Law. Except as otherwise provided herein, the Plan and Award Agreements shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

Section 18.13. Severability . If any provision of the Plan or any Award Agreement is held invalid, illegal, or unenforceable, whether in whole or in part, such shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality, or unenforceability, and the remaining provisions shall not be affected thereby.

Section 18.14. Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

Section 18.15. No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

Section 18.16. Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Section 18.17. Terms of Award Agreements. Each Award shall be evidenced by an Award Agreement. The terms of the Award Agreements utilized under the Plan need not be the same.

Section 18.18. Expenses. The costs of administering the Plan shall be paid by the Company.

Section 18.19. Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

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